UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Nashua Corporation

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NASHUA CORPORATION
11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 5, 2009

Dear Stockholder:

You are cordially invited to attend our 2009 Annual Meeting of Stockholders which will be held at our offices at 250 South Northwest Highway, Park Ridge, Illinois, on Tuesday, May 5, 2009 at 8:00 a.m., for the following purposes:

1. To elect seven directors for terms of one year each.

2. To approve the 2009 Value Creation Incentive Plan.

3.	To act upon any other matters that may properly come before the Annual Meeting or any adjournment of the meeting.

We have no knowledge of any other business to be transacted at the Annual Meeting.

You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 17, 2009.

Our 2008 Annual Report to Stockholders, which includes our Annual Report on Form 10-K with our financial statements, accompanies this proxy statement.

By order of the Board of Directors,

John L. Patenaude
Vice President-Finance, Chief
Financial Officer and Treasurer

Nashua, New Hampshire
March 31, 2009

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, please complete, date, and sign the enclosed proxy and mail it promptly in the enclosed envelope.
No postage is required if mailed in the United States.

PROXY STATEMENT

i

NASHUA CORPORATION
11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063

PROXY STATEMENT

2009 Annual Meeting of Stockholders

This Proxy Statement is furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of Nashua Corporation for use at the 2009 Annual Meeting of Stockholders to be held on Tuesday, May 5, 2009 (the “Annual Meeting”), at 8:00 a.m. (local time), at our offices at 250 South Northwest Highway, Park Ridge, Illinois 60068, and at any adjournments of that meeting. The notice of meeting, this proxy statement, the enclosed proxy and our Annual Report to Stockholders for the year ended December 31, 2008 are being mailed to stockholders on or about April 3, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on May 5, 2009:

This proxy statement and the 2008 Annual Report to Stockholders are available at www.nashua.com/investors/meetingmaterials.aspx.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting, you are being asked to consider and vote upon the following proposals:

(1) the election of seven directors for a term of one year each; and

(2) the approval of the 2009 Value Creation Incentive Plan.

Recommendations of Our Board of Directors

Our Board of Directors recommends that you vote your shares as follows:

(1) FOR the election of the seven directors for a term of one year each; and

(2) FOR the approval of the 2009 Value Creation Incentive Plan.

Stockholders Entitled to Vote at the Meeting

Each share of our common stock outstanding as of the close of business on March 17, 2009, the record date, is entitled to one vote at the Annual Meeting. You may vote all of the shares owned directly by you or beneficially on your behalf as of the close of business on the record date of March 17, 2009. These shares include shares (1) that are held of record by you, directly in your name, (2) shares held on your behalf by a bank, broker or other nominee and (3) shares held on your behalf in our 401(k) retirement plan. At the close of business on March 17, 2009, there were 5,599,642 shares of our common stock outstanding.

You are considered the stockholder of record with respect to your shares if your shares are registered directly in your name with the American Stock Transfer & Trust Company, our stock transfer agent. Only stockholders of record are entitled to receive notice of and to vote at the Annual Meeting. If you are a stockholder of record, then these proxy materials are being sent to you directly by us. If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy, in the manner described below.

If your shares are held in an account with a bank, broker or another third party that holds shares on your behalf (we refer to such third parties herein as nominees) and such shares are not registered in your name, then you are considered the “beneficial owner” of these shares, and your shares are referred to as being held in “street name.” If you hold your shares in “street name,” your broker, bank or nominee is considered the stockholder of record with respect to those shares and these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting. Your bank, broker or nominee has enclosed or provided a voting instruction card with this proxy statement for you to use in directing the bank, broker or nominee how to vote your shares. To ensure that your shares are voted according to your wishes, be certain that you provide instructions to your bank, broker or nominee on how to vote your shares in the manner that they specify. If you hold your shares in “street name,” you must contact your bank, broker or nominee to revoke your proxy or change your voting instructions. Many brokers or banks also offer voting by Internet or telephone. Please refer to your voting instruction form for instructions on the voting methods offered by your broker or bank.

If you are a company employee, former employee, retiree or other person who is participating or has participated in our Employees’ Savings Plan 401(k), then you may be receiving this material in part because of shares held on your behalf in our 401(k) plan. Fidelity Management Trust Company, as trustee of the 401(k) plan, is considered the stockholder of record with respect to those shares. On March 17, 2009, our 401(k) plan held 216,188 shares of our common stock. If you are a participant in the 401(k) plan, then you are entitled to instruct Fidelity Management Trust Company as to how to vote shares of common stock credited to your 401(k) plan account by indicating your instructions on the enclosed instruction card and returning it to Fidelity Management Trust Company by April 30, 2009. Any shares held in the 401(k) plan for which Fidelity Management Trust Company does not receive voting instructions by April 30, 2009, will not be voted at the Annual Meeting. The trustee will vote the shares as instructed if proper instructions are received by 11:59 p.m., Eastern Daylight Time, on April 30, 2009. If you are a company employee or retiree who holds shares as a participant in our 401(k) plan, pursuant to the terms of the 401(k) plan, you may not revoke your voting instructions once your proxy card has been delivered to Fidelity Management Trust Company. You are invited to attend the Annual Meeting but you are not entitled to vote shares held in our
401(k) plan at the Annual Meeting, as it is necessary to submit your vote by April 30, 2009 to provide Fidelity Management Trust Company with sufficient time to vote on behalf of the plan.

Voting In Person at the Annual Meeting

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification.

If your shares are held in “street name” through your bank, broker or other nominee and you wish to vote in person at the Annual Meeting, since you are not the stockholder of record for those shares, you must bring with you to the Annual Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote your shares. A legal proxy is a valid authorization from your bank, broker or other nominee to vote the shares that it holds in its name.

If you hold shares as a participant in our 401(k) plan, you may not vote those shares in person at the Annual Meeting.

Voting By Proxy

If you are a stockholder of record, you may vote your shares by proxy. A “proxy” is another person that you designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. For the purposes of the Annual Meeting, if you complete the enclosed proxy card and return it to us prior to the start of the Annual Meeting, you will be designating the officers of our company named on the proxy card to act as your proxy and to vote on your behalf at the Annual Meeting in accordance with the instructions set forth on your proxy card. To vote by proxy, you must complete, sign, date and return the proxy card in the enclosed envelope. For your proxy to be counted at the Annual Meeting, we must receive your proxy card prior to the start of the Annual Meeting. If you sign and timely return your proxy card, but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, as necessary to vote your shares on each proposal, your shares will be voted in accordance with the recommendations of our Board of Directors: “FOR” the election of each of the director nominees; and “FOR” the approval of the 2009 Value Creation Incentive Plan.

We recommend that you vote by proxy even if you currently plan to attend the Annual Meeting so that your vote will be counted if you later decide not to or are unable to attend the Annual Meeting. You can always subsequently change or revoke your proxy by either (1) completing another proxy card with a later date and delivering it to us prior to the start of the Annual Meeting, or (2) notifying our Corporate Secretary in writing prior to the start of the Annual Meeting that you have revoked your proxy. Attendance at the Annual Meeting will not itself constitute revocation of a proxy unless you affirmatively revoke your proxy.

As stated above, if your shares are held in “street name” through your bank, broker or other nominee, your bank, broker or other nominee is the stockholder of record and has the option of voting by proxy. As the beneficial owner of such shares, you are entitled to instruct your bank, broker or other nominee as to how to vote your shares and if you properly complete, sign and return the instruction card provided by your bank, broker or other nominee in the manner specified thereby, then your bank, broker or other nominee is required to vote your shares in the manner in which you instruct regardless of whether your bank, broker or other nominee votes by proxy or in person at the Annual Meeting.

If your shares are held on your behalf in our 401(k) plan, Fidelity Management Trust Company, as trustee of the 401(k) plan is the stockholder of record and has the option of voting by proxy. As the beneficial owner of such shares, you are entitled to instruct Fidelity Management Trust Company as to how to vote your shares and if you properly complete, sign and return the instruction card provided by Fidelity Management Trust Company in the manner specified thereby, then Fidelity Management Trust Company is required by the terms of the 401(k) plan to vote your shares in the manner in which you instruct regardless of whether Fidelity Management Trust Company votes by proxy or in person at the Annual Meeting.

Quorum and Votes Required

A “quorum” of stockholders is necessary to hold and transact business at the Annual Meeting. A quorum will exist at the Annual Meeting if the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. “Broker non-votes” and shares of our common stock held by stockholders of record who are present in person or represented by proxy but that abstain or do not vote with respect to one or more of the matters presented at the Annual Meeting, also will be counted for purposes of determining whether a quorum exists at the Annual Meeting. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

At the Annual Meeting directors will be elected by a plurality of the votes cast by the shares voting for the election of directors. Voting by plurality means that the seven nominees for director who receive the greatest number of votes will be elected as directors.

The affirmative vote of the holders of a majority of the shares voting on the matter is required for the approval of the 2009 Value Creation Incentive Plan.

Shares held by stockholders who abstain from voting as to a particular matter, and “broker non-votes” on a particular matter, will not be counted as shares voted in favor of such matter and will not be counted as shares voting on such a matter. Brokers who hold shares in street name for customers are prohibited from giving a proxy to vote such shares without specific instructions from such customers for “non-discretionary” or “non-routine” proposals. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the election of directors and the approval of the 2009 Value Creation Incentive Plan.

Proxy Solicitation Costs

We are soliciting proxies in connection with the Annual Meeting and we will pay all the costs of soliciting such proxies. In addition to solicitations by mail, our directors, officers and employees may solicit proxies in person or by use of other communication media. We will reimburse banks, brokerage firms and others for forwarding proxy materials to beneficial owners of our common stock. We have also engaged Georgeson Inc. to assist us in the solicitation of proxies for a fee of $7,500 plus out-of-pocket expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board of Directors has fixed the number of directors to be elected at the Annual Meeting at seven and proposes the election of the individuals listed below as our directors. Each of our current directors has been nominated for reelection, except for George R. Mrkonic, Jr., a director for nine years, who has decided not to stand for reelection to the Board of Directors upon the expiration of his term at the Annual Meeting. Also nominated for reelection to the Board is Clinton J. Coleman, who was initially elected to the Board by the Board of Directors on March 3, 2009. Our directors are elected annually by the stockholders and hold office until successors are elected and qualified or until their death, resignation or removal. Any vacancies or any newly created directorships resulting from an increase in the authorized number of directors may be filled by the majority of directors then in office. Any director appointed in this manner will hold office until his or her successor is elected and qualified, death, resignation, removal or the next annual meeting of stockholders.

The persons named in the enclosed proxy will vote to elect each of the director nominees listed below, unless the proxy is marked otherwise. Each director nominee will be elected to hold office until the annual meeting of stockholders held in 2010 and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve as a director if elected; however, if any nominee becomes unable to serve, the persons named as proxies may, in their discretion, vote for another nominee. Our Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

There are no family relationships among our director nominees and executive officers.

For each nominee for director, there follows information given by each concerning his principal occupation, business experience for at least the past five years, the names of other publicly held companies of which he serves as a director, his age and his length of service as one of our directors.

Nominees for Director:

Andrew B. Albert Age 63 Director since 2000	Mr. Albert has been a Managing Director and Operating Partner of Svoboda Capital Partners LLC since February 2007. Since January 2007, he has served as our non-executive Chairman of the Board of Directors. From May 2006 through December 2006, Mr. Albert served as our Executive Chairman. From December 2000 to May 2006, Mr. Albert served as our Chairman and Chief Executive Officer, and as President from April 2000 to May 2006. Prior to joining Nashua, Mr. Albert served as Chairman and Chief Executive Officer of Rittenhouse Paper Company.
L. Scott Barnard Age 66 Director since 2003	Mr. Barnard is the owner and Managing Senior Partner of Programmix, LLC, a sales and marketing firm he founded in 2001. From 1968 to 2000, Mr. Barnard was with Champion International Corporation, where he held positions of increasing responsibility, including Executive Vice President, Sales and Distribution, and President of Champion Export Corporation, a forest products company.
Thomas G. Brooker Age 50 Director since 2006	Mr. Brooker has been our President and Chief Executive Officer since May 2006. He was a partner in Brooker Brothers LLC, a real estate development company, from December 2004 to May 2006. From January 2004 through November 2004, Mr. Brooker served as Group President-Forms, Labels and Office Products, of Moore Wallace, a label and printing company and a subsidiary of R.R. Donnelley & Sons Company, a provider of print and related services. From May 2003 through December 2003, Mr. Brooker served as Executive Vice President of Sales with Moore Wallace Incorporated. From May 1998 through May 2003, he was Corporate Vice President of Sales of Wallace Computer Services, Inc.

Clinton J. Coleman Age 31 Director since 2009	Mr. Coleman is Vice President of Newcastle Capital Management, L.P., a private investment firm. Mr. Coleman is also presently the Interim Chief Executive Officer of Bell Industries, Inc., a position he has held since July 2007. Mr. Coleman recently served as Interim Chief Financial Officer of Pizza Inn, Inc. between July 2006 and January 2007. Prior to joining Newcastle, Mr. Coleman served as a portfolio analyst with Lockhart Capital Management, L.P., an investment partnership, from October 2003 to June 2005. From March 2002 to October 2003, he served as an associate with Hunt Investment Group, L.P., a private investment group. Previously, Mr. Coleman was an associate director with the Mergers & Acquisitions Group of UBS AG, a global financial firm. In addition, Mr. Coleman presently serves as a director on the boards of Pizza Inn, Inc., a franchisor and food and supply distributor, and Bell Industries, Inc., a technology company.
Avrum Gray Age 73 Director since 2000	Mr. Gray has served as Chairman of G-Bar Limited Partnership, an independent options trading firm, since 1981. He was Chairman of Lynch Systems, Inc., a glass press supplier, from 1995 through 2001. Mr. Gray is a director of The LGL Group, Inc., a multi-industry holding company; SL Industries, Inc., a manufacturer of power and specialized communication equipment; and Material Sciences Corporation, a provider of material-based solutions for acoustical and coated applications.
Michael T. Leatherman Age 55 Director since 2006	Since 2000, Mr. Leatherman has been a business consultant specializing in strategic planning, organizational effectiveness, internal process control, financial modeling and business acquisitions. From 1998 to 2000, Mr. Leatherman was the Executive Vice President, Chief Financial Officer and Chief Information Officer at Wallace Computer Services. Previously at Wallace, Mr. Leatherman served as Senior Vice President and Chief Information Officer from 1994-1998, and as Vice President of Information Technology from 1990-1994. He is also a director of Landauer, Inc., a provider of analytical services.
Mark E. Schwarz Age 48 Director since 2001	Mr. Schwarz is the Chairman, Chief Executive Officer and Portfolio Manager of Newcastle Capital Management, L.P., a private investment firm which he founded in 1992, and is the general partner of Newcastle Partners, L.P. Mr. Schwarz is also Chairman of the Board of Hallmark Financial Services, Inc., a property and casualty insurance holding company; Chairman of the Board of Bell Industries, Inc., a comprehensive portfolio of technology products and managed lifecycle services; Chairman of the Board of Pizza Inn, Inc., a franchisor and food and supply distributor; and Acting Chief Executive Officer and Chairman of the Board of Wilhelmina International, Inc. He is also a director of SL Industries, Inc., a manufacturer of power and specialized communication equipment; and MedQuist Inc., a provider of medical transcription technology and services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Director Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of the following directors has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules: L. Scott Barnard, Clinton J. Coleman, Avrum Gray, Michael T. Leatherman, George R. Mrkonic, Jr. and Mark E. Schwarz.

Corporate Governance Framework

Our Board of Directors has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of stockholders. The Board has adopted a Corporate Governance Framework to assist it in the exercise of its duties and responsibilities and to serve our stockholders and our best interests. A copy of the Corporate Governance Framework can be found on our website at www.nashua.com under the “Investor Relations/Corporate Governance” section.

Board Meetings and Attendance/Lead Director

Our Corporate Governance Framework provides that directors are expected to attend all meetings of the Board and the Board committees on which they serve and to ensure proper representation at annual meetings of stockholders. In 2008, the Board of Directors held five regular meetings and seven special meetings. Each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director. All of the directors, except Mr. Schwarz, attended the 2008 annual meeting of stockholders.

Our Board has established the position of Lead Director, who acts as Chairman of the Board in the Chairman’s absence, chairs the Governance and Nominating Committee and coordinates all activities related to Chief Executive Officer performance and succession. Mr. Mrkonic is the Board’s current Lead Director and presides at executive sessions of non-management directors.

Annual Performance Evaluations

Our Corporate Governance Framework provides that the Board of Directors shall conduct an annual self-evaluation of the Board to determine whether the Board and its committees are functioning effectively. The Audit/Finance and Investment Committee, the Governance and Nominating Committee and the Leadership and Compensation Committee are also required to each evaluate their performance.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. We have posted a current copy of the code on our website, www.nashua.com, under the “Investor Relations/Corporate Governance” section. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Stockholder Communications

Our Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board of Directors, if an independent director, or Lead Director, if one is appointed, or otherwise the Chairman of the Governance and Nominating Committee will, subject to any required assistance or advice from legal counsel, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Board of Directors or Chairman of the Governance and Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to the Governance and Nominating Committee, c/o Corporate Secretary, Nashua Corporation, 11 Trafalgar Square, Suite 201, Nashua, New Hampshire 03063.

Board Committees

Our Board of Directors has three standing committees: the Audit/Finance and Investment Committee, the Leadership and Compensation Committee and the Governance and Nominating Committee.

Charters.  Each Committee operates under a written charter approved by the Board of Directors. A copy of each current charter can be found on our website, www.nashua.com, under the “Investor Relations/Corporate Governance” section. Alternatively, you can request a copy of these charters and the Corporate Governance Framework by writing to Nashua Corporation, c/o Corporate Secretary, 11 Trafalgar Square, Suite 201, Nashua, New Hampshire 03063.

Committee Members.  The current members of the Committees are as follows:

Audit/Finance and	Leadership and	Governance and
Investment Committee	Compensation Committee	Nominating Committee

Michael T. Leatherman, Chairman	L. Scott Barnard, Chairman	George R. Mrkonic, Jr., Chairman
L. Scott Barnard	Clinton J. Coleman	Avrum Gray
Clinton J. Coleman	Avrum Gray	Michael T. Leatherman
Avrum Gray	George R. Mrkonic, Jr.	Mark E. Schwarz
Mark E. Schwarz

Independence.  Our Board has determined that all of the members of each of the three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit/Finance and Investment Committee, the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Audit/Finance and Investment Committee.

The Audit/Finance and Investment Committee is responsible for overseeing our financial reporting process and our relationship with our independent public auditors. In doing so, the committee reviews the independent public auditor’s reports and audit findings, the scope and plans for future audit programs, annual and quarterly financial statements, accounting, financial and internal controls, information systems, risk management activities and compliance programs, prepares the audit committee report, meets independently with our internal auditing staff, independent auditors and management, oversees our internal audit function, monitors our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics and reviews and approves or ratifies related person transactions. The Audit/Finance and Investment Committee appoints, evaluates, retains and sets the compensation of the independent public auditors and reviews their procedures for ensuring their independence with respect to the services performed for us. The committee establishes policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns. The Audit/Finance and Investment Committee is also responsible for supervising policies and decisions relating to financing and pension funding.

The Audit/Finance and Investment Committee is composed of outside directors who are not our officers or employees. The Board has determined that Mr. Leatherman is an “audit committee financial expert” as defined by applicable Securities and Exchange Commission rules. In addition, the Board has determined that each member of the Audit/Finance and Investment Committee has sufficient knowledge in financial and auditing matters to serve on the Audit/Finance and Investment Committee. No current member of the Audit/Finance and Investment Committee serves on the audit committees of more than two other public companies. The Audit/Finance and Investment Committee held six meetings in 2008.

Leadership and Compensation Committee.

The Leadership and Compensation Committee is responsible for annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, reviewing and approving the compensation of our Chief Executive Officer, reviewing executive salaries, overseeing and administering any bonus, incentive compensation and stock option plans, and reviewing, approving and recommending the Board of Directors to approve the salaries and other benefits of our executive officers. The Leadership and Compensation Committee held four meetings in 2008.

The Leadership and Compensation Committee reviews annually the compensation of our executive officers. The Committee evaluates the performance of the chief executive officer and relies on input from the chief executive officer with respect to the performance of the other executive officers. The Committee makes its compensation decisions based on competitive market data, internal pay equity, responsibilities and performance. The Committee makes all final determinations regarding executive compensation, including salary, bonus targets, and equity awards. In light of the uncertainties caused by the global economic downturn, the Leadership and Compensation Committee decided to freeze 2009 base salaries for all of our executive officers, including our Chief Executive Officer, at 2008 levels.

The Leadership and Compensation Committee has implemented an annual performance review program for executives, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the company as a whole, each corporate department and each executive. Annual corporate goals are proposed by management and approved by the Board of Directors at the end of each calendar year for the following year. These corporate goals target the achievement of specified milestones. Annual department and individual goals focus on contributions that facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Department goals are proposed by each department head and approved by the chief executive officer. Individual goals are proposed by each executive and approved by the chief executive officer. The chief executive officer’s goals are approved by the Leadership and Compensation Committee. Annual salary increases, annual bonuses, and restricted stock awards granted to our executives are tied to the achievement of these corporate, department and individual performance goals.

Governance and Nominating Committee.

The Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, recommending revisions, updates and amendment to the Corporate Governance Framework to the Board, overseeing the evaluation of the Board and our senior management and making recommendations regarding management succession planning. The Governance and Nominating Committee held four meetings in 2008. The processes and procedures followed by the Governance and Nominating Committee in identifying and evaluating director candidates are described below under the heading “Director Candidates.”

The Governance and Nominating Committee is also responsible for reviewing the compensation of our directors. The Committee makes recommendations to the Board regarding director compensation guidelines based on its experience and review of the compensation paid to directors of comparable-sized publicly traded companies.

Director Candidates.  The process followed by the Governance and Nominating Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Governance and Nominating Committee and the Board of Directors. The Governance and Nominating Committee is authorized to retain advisors and consultants and to compensate them for their services. The Governance and Nominating Committee did not retain such advisors or consultants during fiscal 2008.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Governance and Nominating Committee will apply the criteria set forth in our Corporate Governance Framework. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to the Governance and Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Governance and Nominating Committee, c/o Corporate Secretary, Nashua Corporation, 11 Trafalgar Square, Suite 201, Nashua, New Hampshire 03063. Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in our proxy card for the stockholder meeting at which his or her election is recommended. Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Governance and Nominating Committee or the Board of Directors, by following the procedures set forth under “Submission of Stockholder Proposals.”

Compensation of Directors

In 2008, our non-employee directors received restricted stock units having an aggregate value equivalent to $85,000 on the date of the 2008 annual meeting of stockholders. They also received $1,000 in cash plus expenses for each Board meeting or Committee meeting they attended.

We paid our Lead Director an additional $7,500 in cash, our Chairman of the Audit/Finance and Investment Committee an additional $2,500 in cash, and our Chairman of the Leadership and Compensation Committee an additional $1,500 in cash.

In March 2009, our Board of Directors established a new compensation policy for our directors. Effective as of the date of our 2009 annual meeting, our directors will receive an annual retainer of $50,000 in cash, payable in quarterly installments. Each director will continue to receive $1,000 in cash plus expenses for each Board meeting or Committee meeting they attend. In addition, the retainers paid to the chairmen of our Board committees will remain unchanged.

On April 24, 2006, we entered into a letter agreement with Mr. Albert pursuant to which he became a non-executive employee of our company from January 1, 2007 until August 31, 2008. During this time, Mr. Albert also acted as an advisor to our Chief Executive Officer and served as the Board’s non-executive Chairman. For his service during that period, Mr. Albert received the same compensation paid to our non-employee directors (other than committee meeting fees) plus an additional $50,000 annual stipend and was eligible to participate in our benefit plans. Though Mr. Albert’s employment with our company terminated on August 31, 2008, Mr. Albert continues to serve, at the pleasure of the Board of Directors, as our non-executive Chairman. For his service as a director from August 31, 2008 until the date of the Annual Meeting, Mr. Albert received the same compensation paid to our other non-employee directors plus an additional $50,000 annual stipend. Mr. Albert has been nominated for election to the Board of Directors at the Annual Meeting for a term that would last until the 2010 Annual Meeting of Stockholders.

Mr. Brooker, as our President and Chief Executive Officer, does not receive additional or special compensation for serving as a director. Mr. Brooker will be entitled to receive certain payments upon our change of control or his termination of employment. For further details, refer to the section on “Potential Payments Upon Termination or Change-in-Control” in this proxy statement.

The following table sets forth the compensation paid to each of our non-employee directors in 2008:

	Fees Earned	Stock	All Other
	or Paid in Cash	Awards	Compensation		Total
Name	($)	($)(1)	($)(2)		($)

Andrew B. Albert	28,051	85,000	56,443	(3)	169,494
L. Scott Barnard	43,500	85,000	—		128,500
Avrum Gray	47,000	85,000	—		132,000
Michael T. Leatherman	46,500	85,000	—		131,500
George R. Mrkonic, Jr.	49,500	85,000	—		134,500
Mark E. Schwarz	42,000	85,000	—		127,000

(1)	Reflects dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments, which we refer to as FAS 123R. Each director was granted 8,095 restricted stock units on April 28, 2008, of which 25% vested on the date of grant, and an additional 25% vest at the end of each successive three-month period following the date of grant.

(2)	There were no option awards in 2008. As of December 31, 2008, the aggregate number of option awards outstanding for each non-employee director are as follows.

Name	Aggregate Option Awards

Mr. Albert	106,000
Mr. Barnard	10,000
Mr. Gray	12,700
Mr. Leatherman	0
Mr. Mrkonic	12,700
Mr. Schwarz	7,700

(3)	Includes $50,000 for management consulting services; and $6,443 for medical and dental benefits, life insurance income, and short term disability premiums paid by the company on behalf of Mr. Albert during the period of his employment, which terminated on August 31, 2008.

Transactions with Related Persons

Since January 1, 2006, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates of our directors, executive officers and 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

We paid $266,496 during 2008 and $278,151 during 2007 under a certain lease for our facility in Vernon, California, which is 40% owned by a family partnership of which Mr. Albert, our non-executive Chairman, and his family have total interest, and 20% by a partnership in which Mr. Albert is a 50% partner.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 17, 2009 by each person known to us to own beneficially more than 5% of the outstanding shares of our common stock:

	Amount and	Percent of
	Nature of Beneficial	Common Stock
Name and Address of Beneficial Owner	Ownership(1)	Outstanding(2)

Gabelli Funds, LLC/GAMCO Asset Management Inc./
Teton Advisors, Inc./GGCP, Inc./
GAMCO Investors, Inc./ Mario J. Gabelli(3)	1,413,577	25.2%
One Corporate Center, Rye, NY 10580
Newcastle Partners, L.P./Newcastle Capital Group, L.L.C./
Newcastle Capital Management, L.P./Mark E. Schwarz/Clinton J. Coleman(4)	819,034	14.6%
200 Crescent Court, Suite 1400, Dallas, TX 75201
Dimensional Fund Advisors LP(5)	435,252	7.8%
Palisades West, Bldg. One, 6300 Bee Cave Road, Austin, TX 78746
Franklin Resources, Inc./Charles B. Johnson/Rupert H. Johnson, Jr./Franklin Advisory Services, LLC(6)	357,930	6.4%
One Franklin Parkway, San Mateo, CA 94403

(1)	The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of March 17, 2009 through the conversion of any convertible note or the exercise of any stock option, warrant or other right or the settlement of restricted stock units. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting or investment power (or shares power with his or her spouse) with respect to all shares of common stock listed as owned by such person or entity.

(2)	Percentage of beneficial ownership is based on 5,599,642 shares of our common stock outstanding as of March 17, 2009.

(3)	Information is based on a Schedule 13D (Amendment No. 43) filed on March 17, 2009 with the Securities and Exchange Commission. Gabelli Funds, LLC is reported to beneficially own 412,500 shares for which it has sole voting power and sole dispositive power. GAMCO Asset Management Inc. is reported to own 927,077 shares, for which it has sole voting power as to 890,077 shares and sole dispositive power as to 927,077 shares. Teton Advisors, Inc. is reported to own 74,000 shares for which it has sole voting power and sole dispositive power. Mario Gabelli, GGCP, Inc., and GAMCO Investors, Inc. are each deemed to beneficially own 1,413,577 shares.

(4)	Information is based on a Schedule 13D (Amendment No. 8) filed on March 5, 2009 with the Securities and Exchange Commission. Newcastle Partners, L.P. is reported to beneficially own 798,437 shares for which it has sole voting power and sole dispositive power. Newcastle Capital Management, L.P., as the general partner of Newcastle Partners, L.P. and Newcastle Capital Group, L.L.C., as the general partner of Newcastle Capital Management, L.P., may each be deemed to beneficially own the 798,437 shares beneficially owned by Newcastle Partners, L.P. Mark Schwarz, as the managing member of Newcastle Capital Group, L.L.C., may be deemed to beneficially own 798,437 shares for which he has sole voting power and sole dispositive power. Newcastle Capital Management, L.P., Newcastle Capital Group, L.L.C. and Mr. Schwarz disclaim beneficial ownership of the shares owned by Newcastle Partners, L.P., except to the extent of their pecuniary interest therein. Mr. Coleman does not currently beneficially own any shares. The share information in the table above includes 4,802 shares owned directly by Mark Schwarz, 7,700 shares

Mr. Schwarz has a right to acquire through stock options which are currently exercisable, and 8,095 shares issuable upon settlement of restricted stock units granted under the 2008 Directors’ Plan which are eligible for settlement within 60 days of March 17, 2009.

(5)	Information is based on a Schedule 13G (Amendment No. 2) filed on February 9, 2009 with the Securities and Exchange Commission. Dimensional Fund Advisors LP, an investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). In its role as investment advisor or manager, Dimensional Fund Advisors LP possesses investment and/or voting power over our securities that are owned by the Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.

(6)	Information is based on a Schedule 13G (Amendment No. 8) filed on February 4, 2008 with the Securities and Exchange Commission. The Schedule 13G/A was filed on behalf of Franklin Resources, Inc., a parent holding company; Charles B. Johnson, a principal stockholder of the parent holding company; Rupert H. Johnson, a principal stockholder of the parent holding company; and Franklin Advisory Services, LLC, an investment adviser, all of which disclaim beneficial ownership of the shares. The shares are reported to be beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Franklin Advisory Services, LLC is reported to have sole voting power and sole dispositive power with respect to such shares.

Security Ownership of Management

The following table sets forth certain information as of March 17, 2009 regarding the beneficial ownership of our common stock by (1) each of our directors or nominees for director, (2) each of our named executive officers, and (3) all of our directors, nominees for director and executive officers as a group.

	Amount and Nature of		Percent of Common
Name	Beneficial Ownership(1)		Stock Outstanding(2)

Andrew B. Albert	95,215	(5)(6)	1.7%
L. Scott Barnard	24,095	(3)(5)	*
Thomas G. Brooker	177,878	(4)(7)(8)(9)(10)(11)	3.2%
Clinton J. Coleman	0		*
Avrum Gray	107,513	(3)(5)(12)	1.9%
Michael T. Leatherman	8,195	(5)	*
William T. McKeown	65,917	(4)(8)(9)(10)	1.2%
George R. Mrkonic, Jr.	36,797	(3)(5)	*
John L. Patenaude	127,313	(3)(4)(9)(10)	2.3%
Mark E. Schwarz	819,034	(3)(5)(13)	14.6%
Directors and Executive Officers as a Group (14 persons)	1,611,184	(3)(4)(14)(15)	28.8%

*	Less than 1%.

(1)	Information as to the interests of the respective director nominees has been furnished in part by them. The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of March 17, 2009 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting or investment power (or shares power with his or her spouse) with respect to all shares of common stock listed as owned by such person or entity.

(2)	Percentage of beneficial ownership is based on 5,599,642 shares of our common stock outstanding as of March 17, 2009.

(3)	Includes shares that may be acquired through the exercise of stock options, all of which are currently exercisable:

Name	# of Shares

Mr. Barnard	10,000
Mr. Gray	12,700
Mr. Mrkonic	12,700
Mr. Patenaude	65,000
Mr. Schwarz	7,700
Directors and Executive Officers as a Group	111,100

(4)	Includes shares held in trust under our Employees’ Savings Plan (401k) under which participating employees have voting power as to the shares in their account.

Name	# of Shares

Mr. Brooker	5,192
Mr. McKeown	7,417
Mr. Patenaude	20,563
Directors and Executive Officers as a Group	58,199

(5)	Includes 8,095 shares issuable upon settlement of restricted stock units granted under the 2008 Directors’ Plan which are eligible for settlement within 60 days of March 17, 2009.

(6)	Includes 200 shares held by Mr. Albert’s mother for which Mr. Albert has voting power.

(7)	Includes 26,000 shares of restricted stock which will vest upon achievement of certain target average closing prices of our common stock over the 40-consecutive trading day period which ends on the third anniversary of the date of grant, which was May 4, 2006. The terms of the restricted stock grant provide that 33% of such shares shall vest if the 40-day average closing price of at least $13.00 but less than $14.00 is achieved, 66% of such shares shall vest if the 40-day average closing price of at least $14.00 but less than $15.00 is achieved, and 100% of such shares shall vest if the 40-day average closing price of $15.00 or greater is achieved. Shares of restricted stock are forfeited if the specified closing prices of our common stock are not met. The restricted shares vest upon a change in control.

(8)	Includes shares of restricted stock which will vest upon achievement of certain target average closing prices of our common stock over the 40-consecutive trading day period which ends on the third anniversary of the date of grant.

	# of Restricted
Name	Shares	Date of Grant

Mr. Brooker	14,000	May 4, 2006
Mr. McKeown	15,000	September 1, 2006

The terms of the restricted stock grant provide that 33% of such shares shall vest if the 40-day average closing price of at least $13.00 but less than $14.00 is achieved, 66% of such shares shall vest if the 40-day average closing price of at least $14.00 but less than $15.00 is achieved, and 100% of such shares shall vest if the 40-day average closing price of $15.00 or greater is achieved. Shares of restricted stock are forfeited if the specified closing prices of our common stock are not met. The restricted shares vest upon a change in control if the share price at the date of a change in control equals or exceeds $13.00.

(9)	Includes shares of restricted stock which will vest upon achievement of certain target average closing prices of our common stock over the 40-consecutive trading day period which ends on the third anniversary of the date of grant.

	# of Restricted
Name	Shares	Date of Grant

Mr. Brooker	40,000	August 1, 2007
Mr. McKeown	25,000	August 1, 2007
Mr. Patenaude	25,000	August 1, 2007

The terms of the restricted stock grant provide that 33% of such shares shall vest if the 40-day average closing price of at least $11.00 but less than $12.00 is achieved, 66% of such shares shall vest if the 40-day average closing price of at least $12.00 but less than $13.00 is achieved, and 100% of such shares shall vest if the 40-day average closing price of $13.00 or greater is achieved. Shares of restricted stock are forfeited if the specified closing prices of our common stock are not met. The restricted shares vest upon a change in control if the share price at the date of a change in control equals or exceeds $11.00. In accordance with our stock ownership guidelines, in order to retain the award, the participants are required to acquire our shares equal to 20% of their award within one year of the grant date, unless extended by the Board of Directors.

(10)	Includes shares of restricted stock which will vest upon achievement of certain target average closing prices of our common stock over the 40-consecutive trading day period which ends on the third anniversary of the date of grant.

	# of Restricted
Name	Shares	Date of Grant

Mr. Brooker	25,000	April 28, 2008
Mr. McKeown	15,000	April 28, 2008
Mr. Patenaude	15,000	April 28, 2008

The terms of the restricted stock grant provide that 33% of such shares shall vest if the 40-day average closing price of at least $13.00 but less than $14.00 is achieved, 66% of such shares shall vest if the 40-day average closing price of at least $14.00 but less than $15.00 is achieved, and 100% of such shares shall vest if the 40-day average closing price of $15.00 or greater is achieved. Shares of restricted stock are forfeited if the specified closing prices of our common stock are not met. The restricted shares vest upon a change in control if the share price at the date of a change in control equals or exceeds $13.00. In accordance with our stock ownership guidelines, in order to retain the award, the participants are required to acquire our shares equal to 10% of their award within one year of the grant date, unless extended by the Board of Directors.

(11)	Includes 1,144 shares of restricted stock granted to Mr. Brooker on March 2, 2007. The shares will vest on March 2, 2010 or upon a change in control.

(12)	Includes 14,000 shares held by GF Limited Partnership in which Mr. Gray is a general partner and 10,967 shares held by AVG Limited Partnership in which Mr. Gray is a general partner. Mr. Gray disclaims beneficial ownership of these shares. Also includes 53,749 shares held by JYG Limited Partnership in which Mr. Gray’s spouse is a general partner. Mr. Gray disclaims beneficial ownership of these shares.

(13)	Includes 798,437 shares beneficially owned by Newcastle Partners, L.P., Newcastle Capital Group, L.L.C., Newcastle Capital Management, L.P. and Mark E. Schwarz. Newcastle Capital Management, L.P. is the general partner of Newcastle Partners, L.P. Newcastle Capital Group, L.L.C. is the general partner of Newcastle Capital Management, L.P., and Mark Schwarz is the managing member of Newcastle Capital Group, L.L.C. Also includes 4,802 shares held directly by Mr. Schwarz.

(14)	Includes 316,144 shares of restricted stock.

(15)	Includes 48,570 shares issuable upon settlement of restricted stock units granted under the 2008 Directors’ Plan which are eligible for settlement within 60 days of March 17, 2009.

Executive Stock Ownership Guidelines

Our Board of Directors has adopted executive stock ownership guidelines that apply to our chief executive officer, chief financial officer and each senior management participant in our 2008 Value Creation Incentive Plan and our 2007 Value Creation Incentive Plan. The executive stock ownership guidelines were adopted to further align the interests and actions of our executive officers with the interest of our stockholders and to further promote our longstanding commitment to sound corporate governance.

The executive stock ownership guidelines provide for ownership requirements for shares granted under the 2008 Value Creation Incentive Plan and the 2007 Value Creation Incentive Plan that must be met within one year of the grant date, which we refer to as the front-end ownership requirement, and ownership requirements that relate to shares obtained from option exercises or the vesting of awards under both plans or similar plans in the future, which we refer to as the back-end ownership requirement. The front-end and back-end ownership requirements under our executive stock ownership guidelines are as follows:

Front-End	Back-End
Ownership Requirement	Ownership Requirement

2007 Value Creation Incentive Plan	Amount of newly acquired shares equal to 20% of shares subject to award under 2007 Value Creation Incentive Plan to be met within one year of the grant date	Front-End Ownership Requirement
+
50% of shares vested, if any, pursuant to award under 2007 Value Creation Incentive Plan
+
50% of shares vested pursuant to any future restricted stock or similar award and 50% of shares obtained upon exercise of stock options or similar awards (other than shares surrendered or sold upon a cashless exercise or broker-assisted cash free exercise)
2008 Value Creation Incentive Plan	Amount of newly acquired shares equal to 10% of shares subject to award under 2008 Value Creation Incentive Plan to be met within one year of the grant date	Front-End Ownership Requirement
+
50% of shares vested, if any, pursuant to award under 2008 Value Creation Incentive Plan
+
50% of shares vested pursuant to any future restricted stock or similar award and 50% of shares obtained upon exercise of stock options or similar awards (other than shares surrendered or sold upon a cashless exercise or broker-assisted cash free exercise)

Front-End Ownership Requirement.  If the front-end ownership requirement is not achieved, all of the shares subject to the award grant under the 2007 Value Creation Incentive Plan or the 2008 Value Creation Incentive Plan would be automatically forfeited on the first anniversary of the award grant date, unless the period of compliance is extended by the Board. If an executive officer achieves a portion of the front-end ownership requirement, a pro rata portion of the shares subject to the award grant, equal to the pro rata portion of the requirement that is not achieved, will automatically be forfeited on the first anniversary of the award grant date. Future equity awards will also be subject to the front-end ownership requirement.

Back-End Ownership Requirement.  The back-end ownership requirement applies to currently held or newly acquired shares to be met upon and following the vesting of awards under the 2007 Value Creation Incentive Plan, the 2008 Value Creation Incentive Plan or the vesting of any future restricted stock or similar award or the exercise of any future option or similar award. If the back-end ownership requirement is not achieved upon the vesting of the award under the 2007 Value Creation Incentive Plan or the 2008 Value Creation Incentive Plan or maintained after that time, the executive officer will not be eligible to receive future equity awards from us until the executive officer is in compliance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. We assist our directors and executive officers in complying with these filing requirements. Directors, executive officers and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of reports furnished to us and written representations from our directors and executive officers, we believe that during 2008 our directors, executive officers and 10% stockholders have complied with all Section 16(a) filing requirements, except as follows: (a) Mr. Albert filed a late Form 4 on December 29, 2008 with respect to a sale of shares on December 19, 2008.

Equity Compensation Plan Information

The following table provides information with respect to the securities authorized for issuance under our equity compensation plans as of December 31, 2008:

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average		Future Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of		Compensation Plans
	Outstanding Options,	Outstanding Options,		(Excluding Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights		in Column (a))
	(a)	(b)		(c)

Equity compensation plans approved by security holders(1)	324,320	$5.90	(2)	48,149	(3)
Equity compensation plans not approved by security holders	—	—		—

Total	324,320	$5.90	(2)	48,149	(3)

(1)	Includes the 1996 Stock Incentive Plan, the 1999 Shareholder Value Plan, the 2007 Value Creation Incentive Plan, and the 2008 Directors’ Plan.

(2)	The weighted-average exercise price in column (b) does not take into account restricted stock units granted under the 2008 Directors’ Plan because such restricted stock units do not have an exercise price. All restricted stock units granted under the 2008 Directors’ Plan are fully vested as of the date of this Proxy Statement and represent the right to receive one share of our common stock. Unless otherwise provided by our Board of Directors, such vested restricted stock units shall be settled, and the shares of our common stock subject to the restricted stock units shall be delivered to the Director, upon the Director’s retirement or resignation from, or other event upon which the Director ceases to be a member of, our Board of Directors.

(3)	Includes the following:

•	9,719 shares under the 1999 Shareholder Value Plan that are available for the grant of stock options, restricted stock or other stock-based awards including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

•	17,000 shares under the 2007 Value Creation Incentive Plan that are available for the grant of restricted stock.

•	21,430 shares under the 2008 Directors’ Plan that are available for the grant of restricted stock units.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table summarizes the compensation earned by our Chief Executive Officer and our two other most highly compensated executive officers, which we refer to as our named executive officers, for the fiscal years indicated.

						All
						Other
		Salary	Bonus		Stock Awards	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(1)	($)(2)	($)

Thomas G. Brooker (3)	2008	415,631	—		187,000	20,570	623,201
President and Chief	2007	399,039	352,335		90,600	17,089	859,063
Executive Officer	2006	224,808	87,500	(4)	24,000	7,908	344,216
William T. McKeown (5)	2008	261,723	—		99,700	21,343	382,766
Vice President of Sales	2007	250,000	159,104		37,900	18,637	465,641
and Marketing	2006	78,846	—		3,500	2,439	84,785
John L. Patenaude	2008	234,769	—		89,700	21,237	345,706
Vice President-Finance,	2007	225,000	143,648		27,900	17,637	414,185
Chief Financial Officer	2006	225,000	—		30,600	7,653	263,253
and Treasurer

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008, in accordance with FAS 123R of awards pursuant to the 2008 Value Creation Incentive Plan, the 2007 Value Creation Incentive Plan, the 2004 Value Creation Incentive Plan, the 1999 Shareholder Value Plan and the 1996 Stock Incentive Plan. The assumptions used in determining the grant date fair values of these awards are included in Note 8 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

(2)	For 2008, the amounts in the column “All Other Compensation” consist of the following:

	Company Matching			Value of
	Contributions to the	Life Insurance	Health	Accrued
	Employees’ Savings Plan	Income	Benefits	Paid Time-Off

Mr. Brooker	$8,050	$600	$11,920	—
Mr. McKeown	$6,900	$600	$11,920	$1,923
Mr. Patenaude	$8,050	$564	$10,892	$1,731

(3)	Mr. Brooker joined us as President and Chief Executive Officer on May 4, 2006.

(4)	Mr. Brooker received a bonus on March 2, 2007 under the terms of his employment agreement, two-thirds of which was paid in cash ($58,333) and one-third of which was paid in restricted stock (3,431 shares).

(5)	Mr. McKeown joined us as Vice President of Sales and Marketing on September 1, 2006.

We entered into an employment agreement with Mr. Brooker on March 12, 2006. Pursuant to the employment agreement, Mr. Brooker’s annual base salary for 2006 was $350,000 and increased to $400,000 effective January 1, 2007. Additionally, under the employment agreement, Mr. Brooker is entitled to an annual cash bonus of between 0% and 200% of his annual base salary based upon the achievement of certain plan goals established by our Board of Directors.

We entered into an employment agreement with Mr. McKeown on September 1, 2006. Pursuant to the employment agreement, Mr. McKeown’s annual base salary for 2006 was $250,000. Additionally, under the employment agreement, Mr. McKeown is eligible to receive an annual cash bonus up to 60% of his annual base salary based upon the achievement of certain plan goals established by our Chief Executive Officer.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information with respect to stock options and restricted stock awards outstanding as of December 31, 2008 for our named executive officers:

	Option Awards				Stock Awards
							Equity Incentive
					Equity Incentive		Plan Awards:
	Number of				Plan Awards:		Market or Payout
	Securities				Number of		Value of Unearned
	Underlying				Unearned		Shares, Units or
	Unexercised		Option		Shares, Units or		Other Rights That
	Options		Exercise	Option	Other Rights That		Have Not Vested
	(#)		Price	Expiration	Have Not Vested		($)
Name	Exercisable		($)	Date	(#)		(1)

Thomas G. Brooker	—		—	—	14,000	(2)	74,620
					26,000	(2)	138,580
					2,288	(3)	12,195
					40,000	(4)	213,200
					25,000	(5)	133,250
William T. McKeown	—		—	—	15,000	(6)	79,950
					25,000	(4)	133,250
					15,000	(5)	79,950
John L. Patenaude	10,000	(7)	4.01	3/4/11	25,000	(4)	133,250
	15,000	(8)	5.70	12/14/11	15,000	(5)	79,950
	15,000	(8)	4.01	3/4/11
	25,000	(8)	6.625	12/17/09

(1)	Market value of the restricted stock at December 31, 2008, based on the closing price of $5.33 of our common stock on the NASDAQ Global Market.

(2)	These restricted stock awards, granted under our 2004 Value Creation Incentive Plan and our 1996 Stock Incentive Plan, vest upon achievement of certain target average closing prices of our common stock over the 40-consecutive trading day period which ends on the third anniversary of May 4, 2006. The shares vest as follows:

Percentage of
Average Price for 40 Trading Day Period	Shares Vested

Less than $13.00	0%
At least $13.00, but less than $14.00	33%
At least $14.00, but less than $15.00	66%
$15.00 or greater	100%

(3)	Restricted stock awards, granted under our 1999 Shareholder Value Plan, of which 1,144 shares vest on March 2, 2009 and 1,144 shares vest on March 2, 2010.

(4)	These restricted stock awards, granted under our 2007 Value Creation Incentive Plan, vest upon achievement of certain target average closing prices of our common stock over the 40-consecutive trading day period which ends on the third anniversary of August 1, 2007. The shares vest as follows:

Percentage of
Average Price for 40 Trading Day Period	Shares Vested

Less than $11.00	0%
At least $11.00, but less than $12.00	33%
At least $12.00, but less than $13.00	66%
$13.00 or greater	100%

(5)	These restricted stock awards, granted under our 2008 Value Creation Incentive Plan, vest upon achievement of certain target average closing prices of our common stock over the 40-consecutive trading day period which ends on the third anniversary of April 28, 2008. The shares vest as follows:

Percentage of
Average Price for 40 Trading Day Period	Shares Vested

Less than $13.00	0%
At least $13.00, but less than $14.00	33%
At least $14.00, but less than $15.00	66%
$15.00 or greater	100%

(6)	These restricted stock awards, granted under our 2004 Value Creation Incentive Plan, vest upon achievement of certain target average closing prices of our common stock over the 40-consecutive trading day period which ends on the third anniversary of September 1, 2006. The shares vest as follows:

Percentage of
Average Price for 40 Trading Day Period	Shares Vested

Less than $13.00	0%
At least $13.00, but less than $14.00	33%
At least $14.00, but less than $15.00	66%
$15.00 or greater	100%

(7)	Options granted under our 1996 Stock Incentive Plan.

(8)	Options granted under our 1999 Shareholder Value Plan.

Pension Benefits

We provide retirement benefits to our salaried employees, including Mr. Patenaude, under the Nashua Corporation Retirement Plan for Salaried Employees or the Nashua Retirement Plan, which is a qualified retirement plan under the Internal Revenue Code. The Employee Retirement Income Security Act of 1974 limits pensions that may be paid under plans qualified under the Internal Revenue Code. Pension amounts exceeding this limit may be paid outside of qualified plans.

Benefits under the Nashua Retirement Plan were frozen as of December 31, 2002, and all employees ceased accruing additional retirement benefits under the plan on that date. The Nashua Retirement Plan will continue to require us to make contributions for benefits accrued prior to December 31, 2002.

Compensation covered by the Nashua Retirement Plan generally refers to total annual cash compensation, including salary and bonus, but excluding certain items such as the value of stock option awards and employer allocations to our Employees’ Savings Plan. For purposes of the Nashua Retirement Plan, the five-year average compensation is equal to the average annual salary and bonus over the preceding five years of employment prior to December 31, 2002, the date on which the plan was frozen. As noted above, the Nashua Retirement Plan was frozen on December 31, 2002 and, as a result, average compensation and years of service no longer increase and no additional benefits under the plan are earned.

Benefits are available for participants whose pensions start after reaching age 65. Participants who have five or more years of service are eligible to receive pensions after reaching age 60 and participants who have ten or more years of service are eligible to receive pensions after reaching age 55, but payments are reduced 4.2% per year for each year that a recipient starts receiving benefits earlier than at age 65. Benefits under the Nashua Retirement Plan are computed on the basis of a straight life annuity. These benefits are not subject to any deduction for Social Security or other offset.

The following table sets forth pension benefits to the named executive officers:

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

John L. Patenaude	Nashua Corporation Retirement Plan for Salaried Employees	10	26,676	—

(1)	Annual benefits payable at normal retirement age (65) under the Nashua Retirement Plan for Salaried Employees. Benefits under the Nashua Retirement Plan last for the life of the employee.

Potential Payments Upon Termination or Change-in-Control

We have entered into change of control and severance agreements with Mr. Brooker, Mr. McKeown and Mr. Patenaude in order to ensure their continued service to us in the event of our change of control. These agreements provide that if, within one year after our change of control, we terminate the executive’s employment without cause or the executive terminates his employment for good reason, in each case as defined in the agreement, the executive would be entitled to the following:

Mr. Brooker	—	severance pay equal to the sum of his accrued but unpaid annual base salary and vacation pay, plus two times the sum of his (i) annual base salary and (ii) annual bonus paid for the most recently completed fiscal year, plus certain benefits;
Mr. McKeown	—	severance pay equal to the sum of his accrued but unpaid annual base salary and vacation pay, plus the sum of his (i) annual base salary and (ii) annual bonus paid for the most recently completed fiscal year, plus certain benefits;
Mr. Patenaude	—	severance pay equal to the sum of his accrued but unpaid annual base salary and vacation pay, plus one and one-half times the sum of his (i) annual base salary and (ii) annual bonus paid for the most recently completed fiscal year, plus certain benefits.

If their employment is terminated by us for reasons other than misconduct prior to our change of control or more than one year after our change of control, Mr. Brooker, Mr. McKeown and Mr. Patenaude would be entitled to receive salary continuation and medical and dental benefits for a period of one year. However, if Mr. Brooker, Mr. McKeown or Mr. Patenaude is terminated or ceases to be an officer of the company prior to our change of control and is able to demonstrate that their termination of employment was at the request of a third party or was effected in connection with our change of control, then they will be treated as if they had been terminated after our change of control and entitled to the benefits set forth above.

The following table summarizes the value of the termination payments and benefits that the named executive officers would receive if they had terminated employment on December 31, 2008 under the circumstances shown. The named executive officers will not receive any termination payments or benefits if their employment is terminated by us for cause. The table excludes amounts accrued through December 31,

2008 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and vacation pay.

		Termination for Reason	Termination Without
		Other Than Misconduct	Cause, or Resignation for
		(including Death or Disability)	Good Reason, Within
		Prior to, or More Than One	One Year of a
		Year After, a Change in Control	Change in Control
Name	Benefit	($)	($)

Thomas G. Brooker	Salary	415,631	831,262
	Bonus	—	—
	Benefits Continuation	11,920	11,920
	Restricted Stock	—	150,775	(1)

	TOTAL VALUE	427,551	993,957

William T. McKeown	Salary	263,646	263,646
	Bonus	—	—
	Benefits Continuation	11,920	11,920
	Restricted Stock	—	—

	TOTAL VALUE	275,566	275,566

John L. Patenaude	Salary	236,500	354,750
	Bonus	—	—
	Benefits Continuation	10,892	10,892
	Restricted Stock	—	—

	TOTAL VALUE	247,392	365,642

(1)	Value of restricted stock that would vest upon a change in control based on the closing price of our common stock on December 31, 2008 ($5.33).

PROPOSAL 2

APPROVAL OF THE 2009 VALUE CREATION INCENTIVE PLAN

Our Board of Directors is committed to creating and enhancing stockholder value. The Board of Directors believes that the creation of stockholder value depends, in large part, upon our ability to maintain a competitive position in attracting and retaining key personnel. Traditionally, we, like many of our peers, have used equity incentives such as stock options and restricted stock awards to attract and retain key personnel. However, our ability to use equity incentives has been limited because only a small number of shares are available for future awards under our three active equity incentive plans, the 2008 Value Creation Incentive Plan, or the 2008 Plan, the 2007 Value Creation Incentive Plan, or the 2007 Plan, and the 1999 Shareholder Value Plan, or the 1999 Plan. As of March 17, 2009, there were 5,000 shares of common stock available for future awards under the 2008 Plan, 20,000 shares of common stock were available for future awards under the 2007 Plan and 119,719 shares of common stock were available for future awards under the 1999 Plan. However, the 1999 Plan expires on April 30, 2009 and at that time no further awards can be issued under the 1999 Plan.

As part of our commitment to promote stockholder value, the Board of Directors has examined the various tools and alternatives available to us to enhance our ability to retain and motivate key personnel while aligning the interests of those individuals with the interests of our stockholders. To that end, on March 24, 2009, our Board of Directors adopted, subject to stockholder approval, the 2009 Value Creation Incentive Plan, or the 2009 Value Plan. The Board of Directors believes that the adoption of the 2009 Value Plan will promote stockholder value and is in the best interests of our stockholders and our company.

As discussed in more detail below, under the 2009 Value Plan:

•	Up to 110,000 shares of common stock will be available for grant as restricted stock awards.

•	The restricted stock will vest pursuant to terms and conditions to be determined by the Board of Directors at the time of grant.

•	The Board of Directors intends to grant restricted stock under the 2009 Value Plan to key members of our management team.

In addition, in accordance with our stock ownership guidelines, participants that receive the awards granted under the 2009 Value Plan will be required to acquire our shares equal to a percentage of their award as determined by the Board of Directors.

Set forth below is a brief summary of the 2009 Value Plan, which is qualified in its entirety by reference to the 2009 Value Plan, a copy of which is attached to this proxy statement as Appendix A.

The affirmative vote of the holders of a majority of the shares voting on the proposal is required for the approval of the 2009 Value Plan. Stockholders may vote for or against the proposal or they may abstain from voting on the proposal. Shares will not be voted in favor of this proposal, and will not be counted as voting on this proposal, if they either (1) abstain from voting on the proposal or (2) are broker non-votes.

There are 95,000 shares of restricted stock outstanding under the 2008 Plan. There are 140,000 shares of restricted stock outstanding under the 2007 Plan. There are 137,694 shares of restricted stock and stock options outstanding under our 1999 Plan. Also, under our 1996 Stock Incentive Plan, which expired in 2006, there are 74,600 shares of restricted stock and stock options outstanding, and under our 2004 Value Creation Incentive Plan, which expired in 2007, there are 49,000 shares of restricted stock outstanding.

As of March 17, 2009, we have 5,599,642 shares of common stock issued and outstanding. Under our existing plans, we have 496,294 restricted shares and stock options outstanding, which represent 8.9% of our total issued and outstanding shares of common stock.

Purpose

The purpose of the 2009 Value Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who are in a position to significantly contribute to the creation of value for our stockholders. The Board of Directors believes that the 2009 Value Plan will provide such persons with equity ownership opportunities and performance-based incentives that will align their interests with those of our stockholders.

Administration and Shares Available for Award

The 2009 Value Plan is administered by the Leadership and Compensation Committee. Subject to the provisions of the 2009 Value Plan, the Leadership and Compensation Committee has the discretion to determine when awards are made, which individuals are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Leadership and Compensation Committee also has discretion to construe and interpret the 2009 Value Plan and adopt rules and regulations. Except as otherwise expressly authorized to do so by the Board of Directors, the Leadership and Compensation Committee is not authorized to amend the 2009 Value Plan.

Up to 110,000 shares of common stock (subject to adjustment in the event of stock splits or other similar events) will be available for grant as restricted stock awards under the 2009 Value Plan.

Eligibility

Certain of our employees, officers, directors, consultants and advisors (or any individuals who have accepted an offer for employment) and our present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Internal Revenue Code, are eligible to be granted awards under the 2009 Value Plan. The maximum number of shares with respect to which awards may be granted to any participant under the 2009 Value Plan may not exceed 25,000 shares during any calendar year.

While the Leadership and Compensation Committee expects to make awards to eligible persons based upon their level of responsibility and performance, the granting of awards under the 2009 Value Plan is discretionary.

Description of Awards

The Leadership and Compensation Committee has sole and complete authority to determine the participants to whom restricted stock awards are granted, the number of shares of restricted stock to be granted to each participant, and the other terms and conditions of such awards, subject to the terms of the 2009 Value Plan. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to require forfeiture of all or part of such shares from the participant in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period for such award.

Stock certificates issued in respect of shares of restricted stock will be registered in the name of the participant and, unless otherwise determined by the Leadership and Compensation Committee, deposited by the participant together with a stock power endorsed in blank, with us. At the expiration of the restriction period, if the shares vest, we will deliver the stock certificates to the participant or the participant’s legal representative.

Adjustments for Changes in Common Stock and Certain Other Events

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification, spin-off or other similar transaction or any distribution to holders of common stock other than a normal cash dividend, (1) the number and class of securities available under the 2009 Value Plan, (2) the per-participant share limit and (3) any applicable terms and conditions on outstanding awards will be appropriately and proportionately adjusted by the Leadership and Compensation Committee to the extent that the Board of Directors determines that such adjustment is necessary and appropriate.

Upon a change in control event, all restrictions and conditions on awards will automatically be deemed terminated and all shares will fully vest. A change in control event means the consummation of a merger, consolidation, tender offer, reorganization, recapitalization or share exchange involving us or a sale of all or substantially all of our assets, which we refer to as a Business Combination, unless, immediately following such Business Combination: (x) all or substantially all of the beneficial owners of our then-outstanding shares of common stock and our then-outstanding securities entitled to vote generally in the election of directors immediately prior to such Business Combination own more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination, which we refer to as the Acquiring Corporation, in substantially the same proportions immediately prior to such Business Combination and (y) no individual, entity or group owns 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

Amendment or Termination Upon Death or Disability

The Leadership and Compensation Committee may amend, modify or terminate any award upon the death or disability of the participant without the consent of the participant or the participant’s estate, unless the Leadership and Compensation Committee determines that the action would materially or adversely affect the participant or the participant’s estate, in which case such consent would be required. Except as otherwise expressly authorized to do so by the Board of Directors, the Leadership and Compensation Committee is not authorized to amend the 2009 Value Plan. The Board of Directors may at any time amend, suspend or terminate the 2009 Value Plan, except to the extent inconsistent with the provisions of Section 162(m) of the Internal Revenue Code and provided that any amendment that creates or confers material benefits to or on behalf of participants must be approved by our stockholders.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2009 Value Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Us.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code. However, we expect that compensation received by participants will qualify as performance-based compensation that is not subject to the limits of Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2009 VALUE CREATION INCENTIVE PLAN.

REPORT OF THE AUDIT/FINANCE AND INVESTMENT COMMITTEE

The Audit/Finance and Investment Committee of our Board of Directors is composed of three independent directors. The Committee operates under a written charter adopted by the Board of Directors. The members of the Committee are Michael T. Leatherman (Chairman), L. Scott Barnard and Avrum Gray. Clinton J. Coleman also currently serves as a member of the Audit/Finance and Investment Committee. However, Mr. Coleman was appointed as a member of the Audit/Finance and Investment Committee on March 3, 2009, subsequent to the Audit/Finance and Investment Committee’s approval of this Report of the Audit/Finance and Investment Committee.

The Committee reviewed our audited financial statements for the fiscal year ended December 31, 2008 and discussed these financial statements with our management and the Company’s registered public accounting firm, Ernst & Young LLP. The Committee also reviewed and discussed the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with our registered public accounting firm.

The Committee has received the written disclosures and the letter from our registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding our registered public accounting firm’s communications with the Audit/Finance and Investment Committee concerning independence and has discussed with our registered public accounting firm their independence.

Based on the review and discussions referred to above, the Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Audit/Finance and Investment Committee

     Michael T. Leatherman, Chairman
     L. Scott Barnard
     Avrum Gray

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit/Finance and Investment Committee of the Board of Directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. Ernst & Young LLP served in this capacity for the year 2008. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees and Services

The following table sets forth the fees of Ernst & Young LLP billed to us for the fiscal years 2008 and 2007:

	2008	2007

Audit Fees(1)	$380,000	$525,000
Audit-Related Fees(2)	30,075	60,900
Tax Fees(3)	0	1,725
All Other Fees	0	0

Total	$410,075	$587,625

(1)	Audit fees consist of fees for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filing requirements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements which are not reported under Audit Fees. These services relate to a tender offer in 2007, various SEC filings, accounting consultations and audits of employee benefit plans.

(3)	Tax fees in 2007 consist of fees for income tax information and research.

All engagements for services by Ernst & Young LLP or other independent accountants are subject to prior approval by the Audit/Finance and Investment Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit/Finance and Investment Committee was obtained for all services provided by Ernst & Young LLP in 2008.

Audit/Finance and Investment Committee’s Preapproval Policies and Procedures

The Audit/Finance and Investment Committee has policies and procedures related to preapproval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the services are specifically approved in advance by the Audit/Finance and Investment Committee or the engagement is entered into pursuant to one of the preapproval procedures described below.

From time to time, the Audit/Finance and Investment Committee may preapprove specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such preapproval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During fiscal 2008, no services were provided by Ernst & Young LLP or any other accounting firm other than in accordance with the preapproval policies and procedures described above.

SUBMISSION OF STOCKHOLDER PROPOSALS — 2010 ANNUAL MEETING

Any stockholder proposal which is to be included in the proxy materials for the 2010 annual meeting must be received by us on or before December 4, 2009. Such proposals should be directed to Nashua Corporation, 11 Trafalgar Square, Suite 201, Nashua, New Hampshire 03063, Attention: Corporate Secretary.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement in accordance with SEC Rule 14a-8. The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the annual meeting of stockholders. However, in the event that less than 70 days’ prior disclosure of the date of the meeting is first given or made (whether by public disclosure or written notice to stockholders), notice by the stockholder to be timely must be received by our Corporate Secretary at our principal executive offices no later than the close of business on the 10th day following the day on which such disclosure of the date of the meeting was made. The date of our 2010 annual meeting of stockholders has not yet been established, but assuming it is held on May 5, 2010, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2010 annual meeting would need to be provided to our Corporate Secretary no earlier than February 4, 2010 and no later than March 8, 2010.

FORM 10-K AND HOUSEHOLDING

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder upon written request to Nashua. Please address all such requests to Nashua Corporation, 11 Trafalgar Square, Suite 201, Nashua, New Hampshire, Attention: Corporate Secretary.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write or call our Corporate Secretary at the following address or phone number: Nashua Corporation, 11 Trafalgar Square, Suite 201, Nashua, New Hampshire 03063, Attention: Corporate Secretary, telephone number (603) 880-2323. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments thereof, the persons named in the proxies will vote upon such matters in accordance with their best judgment.

JOHN L. PATENAUDE
Vice President-Finance, Chief
Financial Officer and Treasurer

Nashua, New Hampshire
March 31, 2009

Appendix A

NASHUA CORPORATION

2009 VALUE CREATION INCENTIVE PLAN

1.	Purpose

The purpose of this 2009 Value Creation Incentive Plan (the “Plan”) of Nashua Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are in a position to significantly contribute to the creation of value for stockholders of the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted restricted stock awards entitling recipients to acquire shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”), subject to the right of the Company to require forfeiture of such shares from the recipient in the event that conditions specified by the Board in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such award (each, an “Award”). Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 6, Awards may be made under the Plan for up to 110,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit.  Subject to adjustment under Section 6, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be

25,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.	Restricted Stock Awards

(a) Grants; Terms and Conditions.  The Board may grant Awards under the Plan. The Board shall determine the terms and conditions of the Award, including the conditions for vesting and forfeiture and the issue price, if any.

(b) Stock Certificates.  Any stock certificates issued in respect of an Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), and (iii) the target price per share set forth in the vesting provisions of each outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 6(a) applies and Section 6(b) also applies to any event, Section 6(b) shall be applicable to such event, and this Section 6(a) shall not be applicable.

(b) Reorganization and Change in Control Events

(1) Definitions.

(a) A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (iii) any liquidation or dissolution of the Company.

(b) A “Change in Control Event” shall mean the consummation of a merger, consolidation, tender offer, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) and then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(2) Effect on Awards.

(a) Reorganization Event that is not a Change in Control Event.  Upon the occurrence of a Reorganization Event that is not a Change in Control Event (other than a liquidation or dissolution of the Company), the forfeiture and other rights of the Company under each outstanding Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Award; provided, however, that the Board may provide for termination or deemed satisfaction of such forfeiture or other rights under the instrument evidencing any Award or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event that is not a Change in Control Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Awards then outstanding shall automatically be deemed terminated or satisfied.

(b) Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Awards then-outstanding shall automatically be deemed terminated or satisfied and all shares of Common Stock subject to all Awards then-outstanding shall be fully vested.

7.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the

Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award Upon Death or Disability.  The Board may amend, modify or terminate any outstanding Award (including, but not limited to, accelerating the vesting of an Award) upon the death or disability of the Participant; provided that the consent of the Participant or the Participant’s estate to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or the Participant’s estate.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

8.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is approved by the Company’s stockholders, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of three years from the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become vested or realizable, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); provided further, that no such amendment shall create or confer any material benefit to or on behalf of Participants without the approval of the Company’s stockholders.

(e) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

ANNUAL MEETING OF STOCKHOLDERS OF NASHUA CORPORATION May 5, 2009 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 5, 2009: The Proxy Statement and the 2008 Annual Report to Stockholders are available at www.nashua.com/investors/meetingmaterials.aspx Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20730000000000000000 5 050509 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. Approve the 2009 Value Creation Incentive Plan NOMINEES: FOR ALL NOMINEES O Andrew B. Albert PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED O L. Scott Barnard POSTPAID RETURN ENVELOPE. WITHHOLD AUTHORITY O Thomas G. Brooker FOR ALL NOMINEES O Clinton J. Coleman O Avrum Gray FOR ALL EXCEPT O Michael T. Leatherman (See instructions below) O Mark E. Schwarz INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: PXF13132.PDF Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY NASHUA CORPORATION PROXY for Annual Meeting of Stockholders — May 5, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints JOHN L. PATENAUDE and SUZANNE L. ANSARA, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all shares of common stock of Nashua Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices at 250 South Northwest Highway, Park Ridge, Illinois, on May 5, 2009 at 8:00 a.m. (local time) and at any adjournment thereof. Each of the following matters is being proposed by the Company. Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR the approval of the 2009 Value Creation Incentive Plan in Proposal 2, in each case as more specifically set forth in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith. The Board of Directors recommends a vote FOR all nominees named in Proposal 1, and a vote FOR Proposal 2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)